Exhibit 10.4

Mach FM Acquisitions, LLC

13355 Noel Road, Suite 1100

Dallas, TX 75240

December 13, 2023

Nubia Brand International Corp.

13355 Noel Road, Suite 1100

Dallas, TX 75240

Attn: Jaymes Winters, CEO

E-mail: jaymes@nubiabrand.us

RE: Business Combination Transaction Expenses

Ladies and Gentlemen:

Reference is made to that certain Merger Agreement dated as of February 15, 2023 (as the same may be amended from time to time, the “Merger Agreement”) by and among Honeycomb Battery Company, an Ohio corporation (“Target”), Nubia Brand International Corp., a Delaware corporation (“SPAC”) and Nubia Merger Sub., Inc., an Ohio corporation (“Merger Sub”). Pursuant to the Merger Agreement, among other things, at the time of consummation of the transactions contemplated under the Merger Agreement (the “Closing”), Merger Sub will merge with an into the Target, after which the Target will be the surviving entity and will become a wholly-owned subsidiary of the SPAC.

Immediately following the Closing, the parties agree that the SPAC shall make a cash payment to Mach FM Acquisitions, LLC (the “Sponsor”) in the amount of $7,250,000. In consideration for such payment, the Sponsor hereby assumes the certain fees and expenses accrued by the SPAC set forth on Exhibit A attached hereto (the “Transaction Fees”), in connection the transactions contemplated by the Merger Agreement, through and including the time of the Closing, which Transaction Fees are in an amount of at least $7,250,000. The Sponsor agrees that it will pay all Transaction Fees in full at the Closing.

Notwithstanding anything to the contrary herein, if that certain Non-Redemption Agreement of even date herewith, by and between SPAC and Meteora Capital, LLC is terminated on or prior to Closing, then this letter agreement shall also be terminated with no further obligation on either of the parties arising from this letter agreement.

This letter agreement (this “Agreement”) and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of New York.

This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

[The remainder of this page intentionally left blank; signature page(s) to follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the day and year first above written.

Sponsor:

MACH FM ACQUISITIONS, LLC

By:	/s/ Patrick Orlando
Name:	Patrick Orlando
Title:	Manager

SPAC:

NUBIA BRAND INTERNATIONAL CORP.

By:	/s/ Jaymes Winters
Name:	Jaymes Winters
Title:	CEO

[Signature Page to Nubia Brand International Corp. and Mach FM Acquisitions, LLC Letter Agreement]

EXHIBIT A

SPAC FEES & EXPENSES

	Payee	Transaction Fees
1	EF Hutton, division of Benchmark Investments, LLC	Deferred Underwriting Commission: $4,322,500
2	EF Hutton, division of Benchmark Investments, LLC	Placement Agent Fee: $2,927,500
	Total:	$7,250,000

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